Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 29, 2013
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS FINANCIAL RESULTS FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND INCREASES 2013 FULL YEAR GUIDANCE

Consolidated Results of Operations, As Reported – Three and nine-month periods ended September 30, 2013 and 2012:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $114.6 million, or $1.15 per diluted share, during the third quarter of 2013 as compared to $71.8 million, or $.73 per diluted share, during the comparable quarter of 2012. Net revenues increased 8.1% to $1.82 billion during the third quarter of 2013 as compared to $1.68 billion during the third quarter of 2012.

The state of Texas has recently finalized its 2013 state fiscal year Medicaid disproportionate share hospital (“DSH”) payment rule and published updated DSH payment recommendations for the programs covering the period of October 1, 2012 through September 30, 2013. The revised DSH estimates and related data also favorably impacted our Texas Medicaid Waiver uncompensated care payment estimates for the same period. In connection with these revised payment recommendations, our acute care hospitals located in Texas earned additional revenues pursuant to these programs amounting to approximately $21 million which are applicable to the state’s 2013 fiscal year. Included in our reported net income attributable to UHS during the three-month period ended September 30, 2013 was approximately $13 million (after-tax), or $.13 per diluted share, earned in connection with these programs, of which, approximately $10 million (after-tax), or $.10 per diluted share, related to the period of October 1, 2012 through June 30, 2013.

Reported net income attributable to UHS was $386.2 million, or $3.89 per diluted share, during the first nine months of 2013 as compared to $308.0 million, or $3.15 per diluted share, during the comparable period of 2012. Net revenues increased 5.5% to $5.48 billion during the nine-month period ended September 30, 2013 as compared to $5.20 billion during the comparable nine-month period of 2012.

Consolidated Results of Operations, As Adjusted – Three and nine-month periods ended September 30, 2013 and 2012:

For the three-month period ended September 30, 2013, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), was $109.5 million, or $1.10 per diluted share, as compared to $88.6 million, or $.91 per diluted share, during the third quarter of 2012. Included in the adjusted net income attributable to UHS for the three-month period ended September 30, 2013, is the after-tax impact of approximately $10 million, or $.10 per diluted share, resulting from the above-mentioned additional Texas Medicaid revenues applicable to the period of October 1, 2012 through June 30, 2013.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2013 was a net favorable after-tax impact of approximately $5.1 million, or $.05 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals (as discussed below in Accounting for HITECH Act incentive income and EHR expenses).

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2012, was an aggregate net unfavorable after-tax impact of $16.8 million, or $.18 per diluted share, consisting of: (i) an after-tax charge of $18.1 million ($29.2 million pre-tax), or $.19 per diluted share, resulting from the write-off of deferred financing costs related to the portion of our Term Loan B credit facility that was extinguished during the third quarter of 2012, and; (ii) a net favorable after-tax impact of approximately $1.3 million, or $.01 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of EHR applications.

Included in our reported results during the nine-month period ended September 30, 2013 was a net favorable after-tax impact of $37.8 million, or $.38 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2013, based upon a reserve analysis. During the nine-month period ended September 30, 2013, the pre-tax incentive income of $27.9 million earned in connection with the implementation of EHR applications was essentially offset by EHR-related expenses incurred during the period.

Included in our reported results during the first nine months of 2012 was a net unfavorable after-tax impact of approximately $3.6 million, or $.03 per diluted share, recorded in connection with the implementation of EHR applications, as well as a net aggregate favorable after-tax impact of $3.2 million, or $.03 per diluted share, consisting of the following: (i) an after-tax charge of $18.1 million resulting from the write-off of deferred financing costs related to the portion of our Term Loan B credit facility that was extinguished during the third quarter of 2012; (ii) a favorable after-tax impact of $18.8 million resulting from an industry-wide settlement with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services, related to underpayments of Medicare inpatient prospective payments during a number of years prior to 2012; (iii) a favorable after-tax impact of $4.3 million representing the 2011 portion of the net Medicaid supplemental reimbursements recorded pursuant to the Oklahoma Supplemental Hospital Offset Payment Program; (iv) an aggregate unfavorable after-tax impact of $5.1 million resulting from the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact), and; (v) a net favorable after-tax impact of $3.4 million consisting primarily of the 2011 portion of net Medicaid supplemental revenues recorded during the second quarter.

Acute Care Services – Three and nine-month periods ended September 30, 2013 and 2012:

During the third quarter of 2013, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 3.6% and adjusted patient days increased 4.1%, as compared to the third quarter of 2012. Net revenues at these facilities, excluding approximately $16 million of the above-mentioned additional revenues earned in connection with the Texas Medicaid DSH and uncompensated care programs covering the period of October 1, 2012 through June 30, 2013, increased 6.6% during the third quarter of 2013 as compared to the comparable quarter of 2012. At these facilities, net revenue per adjusted admission increased 2.9% while net revenue per adjusted patient day increased 2.5% during the third quarter of 2013 as compared to the third quarter of 2012. On a same facility basis, excluding the above-mentioned $16 million of additional revenues earned in connection with the Texas Medicaid DSH and uncompensated care programs covering the period of October 1, 2012 through June 30, 2013, the operating margin at our acute care hospitals decreased to 12.8% during the third quarter of 2013 as compared to 13.4% during the third quarter of 2012. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and as indicated on the Supplemental Schedule).

During the first nine months of 2013, at our acute care hospitals on a same facility basis, adjusted admissions increased 1.3% and adjusted patient days increased 1.8%, as compared to the first nine months of 2012. Net revenues at these facilities increased 4.6% during the nine-month period ended September 30, 2013 as compared to the comparable period in 2012. At these facilities, net revenue per adjusted admission increased 3.3% while net revenue per adjusted patient day increased 2.8% during the first nine months of 2013 as compared to the comparable period in 2012. On a same facility basis, the operating margin at our acute care hospitals decreased to 15.1% during the first nine months of 2013 as compared to 16.2% during the first nine months 2012.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to approximately $276 million and $259 million during the three-month periods ended September 30, 2013 and 2012, respectively, and approximately $766 million and $840 million during the nine-month periods ended September 30, 2013 and 2012, respectively. In addition, the provision for doubtful accounts at our acute care hospitals increased to approximately $291 million during the third quarter of 2013 as compared to approximately $167 million during the third quarter of 2012 and increased to approximately $725 million during the first nine months of 2013 as compared to approximately $456 million during the comparable period of 2012.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2013 and 2012:

During the third quarter of 2013, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 5.8% while adjusted patient days increased 1.5%, as compared to the third quarter of 2012. Net revenues at these facilities increased 3.4% during the third quarter of 2013, as compared to the comparable quarter in 2012. At these facilities, net revenue per adjusted admission decreased 2.2% while net revenue per adjusted patient day increased 1.9% during the third quarter of 2013 over the comparable quarter in 2012. The operating margin at our behavioral health care facilities owned during both periods was 27.5% during the three-month period ended September 30, 2013 and 27.9% during the comparable quarter of 2012.

During the first nine months of 2013, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.8% while adjusted patient days increased 1.0%, as compared to the first nine months of 2012. Net revenues at these facilities increased 3.0% during the nine-month period ended September 30, 2013, as compared to the comparable period in 2012. At these facilities, net revenue per adjusted admission decreased 0.8% while net revenue per adjusted patient day increased 2.0% during the first nine months of 2013 over the comparable period in 2012. The operating margin at our behavioral health care facilities owned during both periods increased to 28.2% during the nine-month period ended September 30, 2013, as compared to 27.8% during the comparable period in 2012.

Accounting for HITECH Act incentive income and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care hospitals and continued to do so, on a hospital-by-hospital basis, until completion which occurred at the end of June, 2013. Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. With the exception of the newly constructed and recently opened Temecula Valley Hospital (as discussed below), we believe that all of our acute care hospitals have met the stage 1, year one meaningful use criteria.

As reflected on the Supplemental Schedule, in connection with the implementation of EHR applications, our consolidated results of operations include the net favorable after-tax impact of $5.1 million ($8.2 million pre-tax) during the third quarter of 2013 and $1.3 million ($2.2 million pre-tax) during the third quarter of 2012. In connection with the implementation of EHR applications, our consolidated results of operations include the net unfavorable after-tax impact of $127,000 ($203,000 pre-tax) during the first nine months of 2013 and $3.6 million ($5.9 million pre-tax) during the comparable nine-month period of 2012.

2013 Full Year Guidance Increase:

Based upon the operating trends and financial results experienced during the first nine months of 2013, we are increasing our estimated range of adjusted net income attributable to UHS, for the year ended December 31, 2013, to $4.52 to $4.58 per diluted share. This revised guidance, which excludes the expected net favorable EHR impact for the year as well as the impact of the other item reflected on the Supplemental Schedule for the nine months ended September 30, 2013, represents an increase of approximately 2% to 4% from the previously provided range of $4.35 to $4.50 per diluted share.

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Opening of the newly constructed Temecula Valley Hospital:

In October, 2013, we opened the newly constructed Temecula Valley Hospital, an acute care facility located in Temecula, California. With 140 private patient rooms, Temecula Valley Hospital offers emergency care, advanced cardiac and stroke care, orthopedics and general medical care, along with surgical specialties. The new hospital is our fourth located in Riverside County, which is one of the fastest-growing counties in the United States.

Conference call information:

We will hold a conference call for investors and analysts at 10:00 a.m. eastern time on October 30, 2013. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will follow shortly after conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2012 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2013), may cause the results to differ materially from those anticipated in the forward-looking statements. The operating pressures that we continue to experience in many of our acute care markets has increased the volatility of our financial results making estimation of future results more challenging. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

As mentioned above, our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2012 and report on Form 10-Q for the quarterly period ended June 30, 2013. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net revenues before provision for doubtful accounts	$2,134,740	$1,869,263	$6,294,750	$5,718,676
Less: Provision for doubtful accounts	318,371	188,910	811,774	522,203

Net revenues	1,816,369	1,680,353	5,482,976	5,196,473

Operating charges:
Salaries, wages and benefits	903,212	838,075	2,702,842	2,565,052
Other operating expenses	393,549	362,687	1,100,118	1,059,048
Supplies expense	206,995	191,747	613,981	594,924
Depreciation and amortization	86,971	77,032	248,465	221,807
Lease and rental expense	23,904	23,481	72,651	70,906
Electronic health records incentive income	(23,148)	(10,551)	(27,943)	(12,506)
Costs related to extinguishment of debt	0	29,170	0	29,170

	1,591,483	1,511,641	4,710,114	4,528,401

Income from operations	224,886	168,712	772,862	668,072

Interest expense, net	32,314	45,207	110,488	137,805

Income before income taxes	192,572	123,505	662,374	530,267

Provision for income taxes	69,473	42,132	241,537	188,880

Net income	123,099	81,373	420,837	341,387

Less: Income attributable to noncontrolling interests	8,512	9,556	34,625	33,402

Net income attributable to UHS	$114,587	$71,817	$386,212	$307,985

Basic earnings per share attributable to UHS (a)	$1.17	$0.74	$3.94	$3.18

Diluted earnings per share attributable to UHS (a)	$1.15	$0.73	$3.89	$3.15

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$114,587	$71,817	$386,212	$307,985
Less: Net income attributable to unvested restricted share grants	(43)	(85)	(200)	(379)

Net income attributable to UHS - basic and diluted	$114,544	$71,732	$386,012	$307,606

Weighted average number of common shares - basic	98,151	96,817	97,965	96,701

Basic earnings per share attributable to UHS:	$1.17	$0.74	$3.94	$3.18

Weighted average number of common shares	98,151	96,817	97,965	96,701
Add: Other share equivalents	1,436	794	1,158	1,010

Weighted average number of common shares and equiv. - diluted	99,587	97,611	99,123	97,711

Diluted earnings per share attributable to UHS:	$1.15	$0.73	$3.89	$3.15

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended September 30, 2013		Three months ended September 30, 2012

Net revenues before provision for doubtful accounts	$2,134,740		$1,869,263
Less: Provision for doubtful accounts	318,371		188,910

Net revenues	1,816,369	100.0%	1,680,353	100.0%

Operating charges:
Salaries, wages and benefits	903,212	49.7%	838,075	49.9%
Other operating expenses	393,549	21.7%	362,687	21.6%
Supplies expense	206,995	11.4%	191,747	11.4%
EHR incentive income	(23,148)	-1.3%	(10,551)	-0.6%

	1,480,608	81.5%	1,381,958	82.2%

Operating income/margin (“EBITDAR”)	335,761	18.5%	298,395	17.8%

Lease and rental expense	23,904		23,481
Income attributable to noncontrolling interests	8,512		9,556

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	303,345	16.7%	265,358	15.8%

Depreciation and amortization	86,971		77,032
Costs related to extinguishment of debt	0		29,170
Interest expense, net	32,314		45,207

Income before income taxes	184,060		113,949

Provision for income taxes	69,473		42,132

Net income attributable to UHS	$114,587		$71,817

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended September 30, 2013		Three months ended September 30, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$114,587	$1.15	$71,817	$0.73
Plus/minus adjustments:
Costs related to extinguishment of debt, net of income taxes	—	—	18,126	0.19

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$114,587	$1.15	$89,943	$0.92

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(23,148)		(10,551)
EHR-related salaries, wages and benefits, pre-tax	4,753		2,779
EHR-related other operating costs, pre-tax	(893)		(82)
EHR-related depreciation & amortization, pre-tax	10,916		4,575
EHR-related minority interest in earnings of consolidated entities, pre-tax	147		1,122
Income tax provision on EHR-related items	3,098		817

After-tax impact of EHR-related items	(5,127)	(0.05)	(1,340)	(0.01)

Adjusted net income attributable to UHS	$109,460	$1.10	$88,603	0.91

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Nine months ended September 30, 2013		Nine months ended September 30, 2012

Net revenues before provision for doubtful accounts	$6,294,750		$5,718,676
Less: Provision for doubtful accounts	811,774		522,203

Net revenues	5,482,976	100.0%	5,196,473	100.0%

Operating charges:
Salaries, wages and benefits	2,702,842	49.3%	2,565,052	49.4%
Other operating expenses	1,100,118	20.1%	1,059,048	20.4%
Supplies expense	613,981	11.2%	594,924	11.4%
EHR incentive income	(27,943)	-0.5%	(12,506)	-0.2%

	4,388,998	80.0%	4,206,518	80.9%

Operating income/margin (“EBITDAR”)	1,093,978	20.0%	989,955	19.1%

Lease and rental expense	72,651		70,906
Income attributable to noncontrolling interests	34,625		33,402

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	986,702	18.0%	885,647	17.0%

Depreciation and amortization	248,465		221,807
Costs related to extinguishment of debt	0		29,170
Interest expense, net	110,488		137,805

Income before income taxes	627,749		496,865

Provision for income taxes	241,537		188,880

Net income attributable to UHS	$386,212		$307,985

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended September 30, 2013		Nine months ended September 30, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$386,212	$3.89	$307,985	$3.15
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(37,826)		—
Medicare Rural Floor settlement, net of income taxes	—		(18,753)
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes	—		(4,329)
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes	—		5,149
Net Medicaid reimbursements related to prior years, net of income taxes	—		(3,417)
Costs related to extinguishment of debt, net of income taxes	—	—	18,126

Subtotal after-tax adjustments to net income attributable to UHS	(37,826)	(0.38)	(3,224)	(0.03)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$348,386	$3.51	$304,761	$3.12

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(27,943)		(12,506)
EHR-related salaries, wages and benefits, pre-tax	4,991		10,722
EHR-related other operating costs, pre-tax	1,125		314
EHR-related depreciation & amortization, pre-tax	23,408		8,102
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,378)		(775)
Income tax provision on EHR-related items	(76)		(2,217)

After-tax impact of EHR-related items	127	—	3,640	0.03

Adjusted net income attributable to UHS	$348,513	$3.51	$308,401	$3.15

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income	$123,099	$81,373	$420,837	$341,387
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	3,054	(45)	12,871	1,782
Amortization of terminated hedge	(84)	(84)	(252)	(252)

Other comprehensive (loss) income before tax	2,970	(129)	12,619	1,530
Income tax (benefit) expense related to items of other comprehensive income (loss)	1,120	(47)	4,758	585

Total other comprehensive (loss) income, net of tax	1,850	(82)	7,861	945

Comprehensive income	124,949	81,291	428,698	342,332
Less: Comprehensive income attributable to noncontrolling interests	8,512	9,556	34,625	33,402

Comprehensive income attributable to UHS	$116,437	$71,735	$394,073	$308,930

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$12,122	$23,471
Accounts receivable, net	1,166,514	1,067,197
Supplies	101,249	99,000
Deferred income taxes	132,624	104,461
Other current assets	90,771	87,936
Assets of facilities held for sale	0	25,431

Total current assets	1,503,280	1,407,496

Property and equipment	5,610,076	5,368,345
Less: accumulated depreciation	(2,185,175)	(1,986,110)

	3,424,901	3,382,235

Other assets:
Goodwill	3,039,169	3,036,765
Deferred charges	62,619	75,888
Other	321,774	298,459

	$8,351,743	$8,200,843

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$88,292	$2,589
Accounts payable and accrued liabilities	926,768	889,557
Federal and state taxes	9,257	1,062
Liabilities of facilities held for sale	0	850

Total current liabilities	1,024,317	894,058

Other noncurrent liabilities	320,214	395,355
Long-term debt	3,411,635	3,727,431
Deferred income taxes	215,026	183,747

Redeemable noncontrolling interest	218,080	234,303

UHS common stockholders’ equity	3,110,778	2,713,345
Noncontrolling interest	51,693	52,604

Total equity	3,162,471	2,765,949

	$8,351,743	$8,200,843

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2013	2012

Cash Flows from Operating Activities:
Net income	$420,837	$341,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	248,648	227,641
Stock-based compensation expense	20,072	16,189
Gains on sales of assets and business, net of losses	(2,973)	(945)
Costs related to extinguishment of debt	0	29,170
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(99,261)	(86,821)
Accrued interest	10,376	11,901
Accrued and deferred income taxes	20,918	(260)
Other working capital accounts	10,313	(42,916)
Other assets and deferred charges	13,425	25,959
Other	5,792	5,833
Accrued insurance expense, net of commercial premiums paid	(1,406)	66,752
Payments made in settlement of self-insurance claims	(55,009)	(58,884)

Net cash provided by operating activities	591,732	535,006

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(279,751)	(282,191)
Proceeds received from sale of assets and businesses	37,118	56,194
Acquisition of property and businesses	(1,320)	(25,092)
Costs incurred for purchase and implementation of electronic health records application	(42,353)	(41,854)
Return of deposit on terminated purchase agreement	0	6,500

Net cash used in investing activities	(286,306)	(286,443)

Cash Flows from Financing Activities:
Reduction of long-term debt	(234,231)	(1,127,829)
Additional borrowings	1,500	906,000
Financing costs	0	(8,257)
Repurchase of common shares	(22,186)	(9,676)
Dividends paid	(14,706)	(14,519)
Issuance of common stock	4,096	3,828
Profit distributions to noncontrolling interests	(51,248)	(13,687)

Net cash used in financing activities	(316,775)	(264,140)

Decrease in cash and cash equivalents	(11,349)	(15,577)
Cash and cash equivalents, beginning of period	23,471	41,229

Cash and cash equivalents, end of period	$12,122	$25,652

Supplemental Disclosures of Cash Flow Information:
Interest paid	$88,430	$104,560

Income taxes paid, net of refunds	$218,290	$187,899

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 9/30/2013	% Change 9 months ended 9/30/2013

Acute Care Hospitals
Revenues	6.6%	4.6%
Adjusted Admissions	3.6%	1.3%
Adjusted Patient Days	4.1%	1.8%
Revenue Per Adjusted Admission	2.9%	3.3%
Revenue Per Adjusted Patient Day	2.5%	2.8%

Behavioral Health Hospitals

Revenues	3.4%	3.0%
Adjusted Admissions	5.8%	3.8%
Adjusted Patient Days	1.5%	1.0%
Revenue Per Adjusted Admission	-2.2%	-0.8%
Revenue Per Adjusted Patient Day	1.9%	2.0%

UHS Consolidated

	Third Quarter Ended		Nine months Ended
	9/30/2013	9/30/2012	9/30/2013	9/30/2012

Revenues	$1,816,369	$1,680,353	$5,482,976	$5,196,473
EBITDA (1)	303,345	265,358	986,702	885,647
EBITDA Margin (1)	16.7%	15.8%	18.0%	17.0%

Cash Flow From Operations	185,730	162,144	591,732	535,006
Days Sales Outstanding	59	57	58	55
Capital Expenditures	103,807	99,840	279,751	282,191

Debt			3,499,927	3,443,461
Shareholders Equity			3,110,778	2,608,782
Debt / Total Capitalization			52.9%	56.9%
Debt / EBITDA (2)			2.63	2.96
Debt / Cash From Operations (2)			4.01	4.99

Acute Care EBITDAR Margin (3)	12.8%	13.4%	15.1%	16.2%
Behavioral Health EBITDAR Margin (3)	27.5%	27.9%	28.2%	27.8%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2013 AND 2012

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/13	09/30/12	% change	09/30/13	09/30/12	% change

Hospitals owned and leased	23	23	0.0%	182	176	3.4%
Average licensed beds	5,617	5,545	1.3%	19,930	19,177	3.9%
Patient days	272,905	265,043	3.0%	1,331,234	1,289,975	3.2%
Average daily census	2,966.4	2,880.9	3.0%	14,469.9	14,021.5	3.2%
Occupancy-licensed beds	52.8%	52.0%	1.6%	72.6%	73.1%	-0.7%
Admissions	61,155	59,643	2.5%	101,183	91,520	10.6%
Length of stay	4.5	4.4	0.4%	13.2	14.1	-6.7%

Inpatient revenue	$3,296,484	$3,013,482	9.4%	$1,567,436	$1,410,170	11.2%
Outpatient revenue	1,712,290	1,517,261	12.9%	179,783	151,788	18.4%
Total patient revenue	5,008,774	4,530,743	10.6%	1,747,219	1,561,958	11.9%
Other revenue	33,912	25,006	35.6%	33,921	36,303	-6.6%
Gross hospital revenue	5,042,686	4,555,749	10.7%	1,781,140	1,598,261	11.4%

Total deductions	3,852,278	3,560,780	8.2%	845,786	734,266	15.2%

Net hospital revenue before provision for doubtful accounts	$1,190,408	$994,969	19.6%	$935,354	$863,995	8.3%

Provision for doubtful accounts	$290,875	$166,570	74.6%	$27,419	$22,326	22.8%

Net hospital revenue	899,533	828,399	8.6%	907,935	841,669	7.9%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/13	09/30/12	% change	09/30/13	09/30/12	% change

Hospitals owned and leased	23	23	0.0%	171	171	0.0%
Average licensed beds	5,617	5,545	1.3%	18,490	18,411	0.4%
Patient days	272,905	265,043	3.0%	1,253,270	1,240,510	1.0%
Average daily census	2,966.4	2,880.9	3.0%	13,622.5	13,483.8	1.0%
Occupancy-licensed beds	52.8%	52.0%	1.6%	73.7%	73.2%	0.6%
Admissions	61,155	59,643	2.5%	95,630	90,841	5.3%
Length of stay	4.5	4.4	0.5%	13.1	13.7	-4.0%

(1)	Auburn is excluded in both current and prior years.
(2)	Jefferson Trail, Manatee Palms Group Homes, the Peaks, San Juan Capestrano, Keys of Carolina, Garfield Park and Austin Oaks are excluded in both current and prior years. Brook Glen is include in in both current and prior years from March 1st through September 30th. John Costigan Ctr and Community BH is excluded in both current and prior years from June 1st through September 30th. Bristol Youth Academy, Gulf Coast Treatment Center and Okalooa Youth Academy is excluded in both current and prior years from July 1st through September 30th.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2013 AND 2012

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/13	09/30/12	% change	09/30/13	09/30/12	% change

Hospitals owned and leased	23	23	0.0%	182	176
Average licensed beds	5,617	5,544	1.3%	19,979	19,152	4.3%
Patient days	836,355	825,781	1.3%	4,055,171	3,905,070	3.8%
Average daily census	3,063.6	3,013.8	1.7%	14,854.1	14,252.1	4.2%
Occupancy-licensed beds	54.5%	54.4%	0.3%	74.3%	74.4%	-0.1%
Admissions	185,591	184,021	0.9%	304,305	279,231	9.0%
Length of stay	4.5	4.5	0.4%	13.3	14.0	-4.7%

Inpatient revenue	$10,124,908	$9,326,344	8.6%	$4,741,967	$4,242,528	11.8%
Outpatient revenue	5,072,065	4,606,680	10.1%	559,288	474,623	17.8%
Total patient revenue	15,196,973	13,933,024	9.1%	5,301,255	4,717,151	12.4%
Other revenue	95,784	68,827	39.2%	95,908	109,273	-12.2%
Gross hospital revenue	15,292,757	14,001,851	9.2%	5,397,163	4,826,424	11.8%

Total deductions	11,864,873	10,947,246	8.4%	2,563,604	2,188,024	17.2%

Net hospital revenue before provision for doubtful accounts	$3,427,884	$3,054,605	12.2%	$2,833,559	$2,638,400	7.4%

Provision for doubtful accounts	$724,971	$456,078	59.0%	$86,610	$66,144	30.9%

Net hospital revenue	2,702,913	2,598,527	4.0%	2,746,949	2,572,256	6.8%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/13	09/30/12	% change	09/30/13	09/30/12	% change

Hospitals owned and leased	23	23	0.0%	172	172	0.0%
Average licensed beds	5,617	5,544	1.3%	18,819	18,689	0.7%
Patient days	836,355	825,781	1.3%	3,846,843	3,817,258	0.8%
Average daily census	3,063.6	3,013.8	1.7%	14,091.0	13,931.6	1.1%
Occupancy-licensed beds	54.5%	54.4%	0.3%	74.9%	74.5%	0.4%
Admissions	185,591	184,021	0.9%	286,973	276,938	3.6%
Length of stay	4.5	4.5	0.4%	13.4	13.8	-2.7%

(1)	Auburn is excluded in both current and prior years.
(2)	Jefferson Trail, Manatee Palms Group Homes, the Peaks, San Juan Capestrano, Keys of Carolina, Garfield Park and Austin Oaks are excluded in both current and prior years. Brook Glen is include in in both current and prior years from March 1st through September 30th. John Costigan Ctr and Community BH is excluded in both current and prior years from June 1st through September 30th. Bristol Youth Academy, Gulf Coast Treatment Center and Okalooa Youth Academy is excluded in both current and prior years from July 1st through September 30th.